UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2007

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 of this report is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2007, MedAire, Inc. (the "Company") elected to exercise its right under the employment agreement effective July 3, 2006 between the Company and Mr. Doug Bach ("Mr. Bach"), its Vice President of Sales and Marketing, to place Mr. Bach on garden leave with an effective date of September 18, 2007.

Pursuant to the terms of his existing Employment Agreement, Mr. Bach will continue to receive the following benefits through December 19, 2007, when his employment agreement shall terminate:

(1) Annual base salary of $140,440, and (2) all benefits and perquisites.

The Company will recruit a permanent replacement for the Vice President of Sales and Marketing. In the interim, James A. Williams, Chief Executive Officer for the Company, will assume the responsibility for the Company’s sales and marketing process in addition to his other executive management responsibilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

September 19, 2007	By:	Roger Sandeen

Name: Roger Sandeen
Title: Chief Financial Officer